THORIUM POWER, LTD

SECOND AMENDED AND RESTATED 2006 STOCK PLAN

NOTICE OF GRANT

Name: James Guerra	Address: 423 Cumnor Road
Kenilworth, IL 60043

You have been granted the number of shares (the “Restricted Shares”) of restricted common stock of the Corporation (“Restricted Stock”) specified below subject to the terms and conditions of the attached Restricted Stock Grant Agreement and the Company’s the Second Amended and Restated 2006 Stock Plan.

Date of Grant:	July 14, 2009

Vesting Commencement Date:	July 14, 2009

Purchase Price per share of
Restricted Stock:	$0

Total Number of shares of
Restricted Stock Granted:	294,737

Total Purchase Price:	$0

Vesting Schedule:

The shares of Restricted Stock shall vest and no longer be subject to forfeiture in accordance with the following schedule:

The Restricted Stock shall vest with respect to 1/3 of the total number of shares on the first anniversary of the Vesting Commencement Date, and shall thereafter vest with respect to 1/3 the total number of shares on each of the second and third anniversaries of the Vesting Commencement Date.

THORIUM POWER, LTD

SECOND AMENDED AND RESTATED 2006 STOCK PLAN

RESTRICTED STOCK GRANT AGREEMENT

This RESTRICTED STOCK GRANT AGREEMENT (“Agreement”), dated as of the date specified in the Notice of Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Grant”), is made by and between THORIUM POWER, LTD., a Nevada corporation (the “Corporation”), and JAMES GUERRA (the “Grantee,” which term as used herein shall be deemed to include any successor to the Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

Pursuant to the Corporation’s Second Amended and Restated 2006 Stock Plan (the “Plan”), the Corporation, acting through the Committee of the Board of Directors (if a committee has been formed to administer the Plan) or its entire Board of Directors (if no such committee has been formed) responsible for administering the Plan (in either case, referred to herein as the “Committee”), approved the issuance to the Grantee, effective as of the date set forth above, of an award of the number of shares of Restricted Stock as is set forth in the attached Notice of Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Grant”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

1.           Grant of Restricted Stock.  The Corporation hereby grants to Grantee, and Grantee hereby accepts the number of shares of Restricted Stock set forth in the Notice of Grant.

2.           Stockholder Rights.  Until such time as all or any part of the Restricted Stock is forfeited to the Corporation under this Agreement, if ever, Grantee (or any successor in interest) shall have the rights of a stockholder (including voting rights) with respect to the Restricted Stock that has been issued, including the Restricted Stock that has been issued, but not yet vested, subject, however, to the transfer restrictions of Section 3.

3.           Vesting of Restricted Stock.

(a)           The shares of Restricted Stock shall be restricted and subject to forfeiture pursuant to Section 4 until vested pursuant to this Section 3 or Section 6(b).  The shares of Restricted Stock shall vest, and no longer be subject to forfeiture, (such shares of Restricted Stock becoming “Vested Shares”) in accordance with the vesting schedule set forth in the Notice of Grant.  All shares of Restricted Stock which have not become Vested Shares are hereinafter sometimes referred to as “Nonvested Shares.”

(b)           The Grantee acknowledges that the vesting of the foregoing shares of Restricted Stock may create significant income tax liability to the Grantee and has reviewed and understands Section 8 of this Agreement.

(c)           Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly.

4.           Forfeiture of Shares.  Except as provided for accelerated vesting in the Notice of Grant, at such time as Grantee employment or other relationship with the Corporation ceases for any reason, including death or disability, then, in such event, any Nonvested Shares shall be automatically forfeited to the Corporation unless the Corporation otherwise notifies the Grantee. Upon notice from the Corporation of such forfeiture, the Grantee shall immediately return to the Corporation any stock certificate that evidences Nonvested Shares and shall execute any and all such documents and instruments to allow the Corporation to reacquire the forfeited shares.

5.           Legend.  All stock certificates evidencing the Nonvested Shares shall be imprinted with a legend substantially as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AGAINST TRANSFER AND FORFEITURE, AS SET FORTH IN A RESTRICTED STOCK GRANT AGREEMENT DATED JULY 14, 2009. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

6.           Recapitalizations, Exchanges, Mergers, Etc.

(a)           The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Corporation or successor of the Corporation which may be issued in respect of, in exchange for, or in substitution for the Restricted Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement.  Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.  In addition, without limiting the accelerated vesting provision contained in the Notice of Grant, in the event of a business combination, sale of all or substantially all of the Corporation’s assets, recapitalization or similar event, the Board of Directors of the Corporation shall have the right to make an equitable adjustment to the terms of this Agreement and to provide for substitute property (including cash or other securities) in lieu of, or in exchange for, the Restricted Stock granted hereunder.

(b)           Without limiting the accelerated vesting provision contained in the Notice of Grant, any adjustments made under this Section 6 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional shares will be issued on account of any such adjustments.

7.           No Employment Contract Created.  The issuance of the shares of Restricted Stock shall not be construed as granting to Grantee any right with respect to continuance of employment or any other business relationship by the Corporation or any of its Subsidiaries.  The right of the Corporation or any of its Subsidiaries to terminate at will Grantee's employment or terminate a business relationship with the Grantee at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Corporation and Grantee may be a party.

8.           Section 83(b) Election.  Grantee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the excess of the fair market value of the shares of Restricted Stock on the date any forfeiture restrictions applicable to such shares of Restricted Stock lapse over the purchase price paid for such shares of Restricted Stock will be reportable as ordinary income at that time.  Grantee understands, however, that Grantee may elect to be taxed at the time the shares of Restricted Stock are acquired hereunder, rather than when and as such shares of Restricted Stock cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

9.           Tax Witholding.  The Corporation shall be entitled to withhold from Grantee’s compensation any amounts necessary to satisfy applicable tax withholding with respect to the grant and vesting of the shares of Restricted Stock.

10.           Interpretation.  The shares of Restricted Stock are being issued pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith.

11.           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Grantee, to the address (or telecopy number) set forth on the Notice of Grant; and

if to the Corporation, to its principal executive office as specified in any report filed by the Corporation with the Securities and Exchange Commission or to such address as the Corporation may have specified to the Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

12.           Specific Performance.  Grantee expressly agrees that the Corporation will be irreparably damaged if the provisions of this Agreement are not specifically enforced.  Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Grantee, the Corporation shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof.

13.           No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

14.           Grantee Undertaking.  The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement.

15.           Modification of Rights.  The rights of the Grantee are subject to modification and termination in certain events as provided in the Plan and this Agreement.

16.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts made and to be wholly performed therein, without giving effect to its conflicts of laws principles.

17.           Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

18.           Entire Agreement.  This Agreement (including the Notice of Grant) and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

19.           Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20.           WAIVER OF JURY TRIAL.  THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Grant Agreement as of the date first written above.

THORIUM POWER, LTD.

By:	/s/ Seth Grae
Name: Seth Grae
Title: President and Chief Executive Officer

GRANTEE:

/s/ James Guerra
Name: James Guerra